COMPROMISE AND SETTLEMENT AGREEMENT


          THIS COMPROMISE AND SETTLEMENT AGREEMENT (the "AGREEMENT") is made and
entered  into  effective  this           day  of  February,  2003, by and among:
                               ---------
Health Anti-Aging Lifestyle Options Inc. (formerly MicroAccel, Inc.), a Utah corporation ("HALO");

Network Lifestyle Radio Corp., a Delaware corporation ("NLR");

HALO.TV, Inc., a Nevada corporation ("HALO.TV"); and

Michael  C.  Woodman,  Dean  Mailey,  Kathryn  Williams  and  her  corporation,
Marketworks Ltd., Stephen Greer and his corporation, Benedict Partners Ltd. (collectively, referred to as the "PRINCIPALS").

                                       RECITALS

      A. HALO acquired 99.65% of the issued and outstanding shares of NLR by issuing shares of common stock of HALO in exchange for shares of common stock of NLR pursuant to share exchange agreements dated for reference November 15, 2001 and December 31, 2001, entered into by and among HALO, NLR and the shareholders of NLR (collectively, the "SHARE EXCHANGE AGREEMENTS"), and the transactions contemplated under the Shareholder Agreements closed on February 28, 2002 (the "SHARE EXCHANGE");

      B. Michael Woodman and Dean Mailey were the officers and directors of NLR and entered into indemnification agreements (the "INDEMNIFICATION AGREEMENTS") and employment agreements in connection with the Share Exchange (the "EMPLOYMENT AGREEMENTS");

      C. HALO has granted the Principals options exercisable to acquire shares of common stock of HALO in the amounts set forth on Exhibit A
                                                                       ---------
            (the  "PRINCIPAL  OPTIONS");

      D. HALO.TV entered into a consulting agreement on November 15, 2002 with Stephen Greer (the "CONSULTING AGREEMENT") which contemplated the issuance of up to 500,000 shares of common stock of HALO to Stephen Greer;

      E. The Principals were each shareholders of NLR prior to the Share Exchange and received an aggregate of 5,452,500 shares of HALO in the Share Exchange;

      F. HALO has advanced to NLR an aggregate of approximately $2 million in connection with the development of its health, wellness and nutritional products and multi-media businesses (the "NLR ADVANCES");

      G. HALO has a working capital deficit and has been unable to raise additional financing to fund the working capital requirements of NLR due to the lack of public acceptance of the NLR products, current economic conditions and the capital structure of HALO;

      H. Justin Harbord was an officer and director of HALO prior to the Share Exchange and has asserted on behalf of certain shareholders of HALO that (a) the Principals breached certain representations made to HALO in connection with the Share Exchange, including that the business strategy of NLR was commercially viable and (b) it would be in the best interest of HALO and its shareholders to divest itself of NLR and the related obligations by rescinding the Share Exchange (the "HALO CLAIMS");

      I. The Principals have asserted that (a) HALO has breached certain covenants under the Share Exchange Agreements to the former shareholders of NLR, (b) HALO is indebted to each of the Principals for compensation and expenses and (c) the NLR business strategy could be commercially viable, subject to raising sufficient financing to implement its business plan (the "PRINCIPAL CLAIMS");

      J. Justin Harbord was appointed as an independent director of HALO (the "INDEPENDENT DIRECTOR") for the purposes of determining what strategy is in the best interest of HALO and its shareholders respecting the Share Exchange and for developing a business strategy for HALO;

      K. The Independent Director has negotiated this Agreement and approved the transactions contemplated herein on behalf of HALO with the understanding that:

            (i) at the Closing, additional directors shall be designated, with the present directors who are the Principals resigning in seriatim; and

            (ii) the Closing of this Agreement shall be subject to the approval of the Independent Director and such newly designed directors; and

      L. The parties agree that it is in the best interest of HALO, the shareholders of HALO, NLR and the Principals that each of the parties to this Agreement compromise and settle their respective claims under the terms set forth in this Agreement,

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:


                         I.     Purpose and Definitions
                                -----------------------

1.1. The parties acknowledge that there presently exists a substantial, irreconcilable dispute among them, and without admitting or acknowledging the accuracy and truthfulness of the claims of any other party, these parties have determined it to be in their mutual best interests to resolve any such dispute. Therefore, the purpose of this Agreement is to rescind the Share Exchange and compromise and settle any and all claims or causes of action of any type or nature whatsoever or matters otherwise related to the disputes by, between and among the parties hereto and their respective successors, officers or agents, employees and stockholders.

1.2. In this Agreement including the Exhibits and amendments, the following terms shall have the meanings set forth below unless the context otherwise requires:

      1.2.1. "AGREEMENT" means this Agreement including the Exhibits attached as the same may be amended or supplemented from time to time;

      1.2.2. "CLOSING" means the completion of the rescission of the Share Exchange Agreements and the distribution of the NLR common shares by HALO;

      1.2.3. "CLOSING DATE" means March 17, 2003 or such earlier or later date as HALO may determine;

      1.2.4.      "PLACE OF CLOSING" means 210-580 Hornby Street, Vancouver, BC;
                  and

      1.2.5.      "SEC"  means  the  United  States  Securities  and  Exchange
                  Commission.

                             II.     General Release
                                     ---------------

2.1.  General  Release  of  HALO  Claims.  Except for the agreements, rights and
      ----------------------------------
      obligations set forth in this Agreement, and for good and valuable consideration as set forth herein, the adequacy of which is hereby acknowledged on Closing, HALO, NLR and their respective insurers, subsidiaries, successors and assigns, release and forever discharge each of the Principals and any and all of their respective heirs, legal representatives and assigns, from any and all manner of action and causes of action, suits, debts, dues, accounts, contracts, agreements, judgments, claims and demands whatever, whether in law or in equity, which now exist or may subsequently arise based on facts or circumstances in existence on the Closing Date of this Agreement; PROVIDED, HOWEVER, that if HALO fails to perform the obligations set forth under Sections 3.2, 3.3 and 3.4, at the time specified in such Section, time being of the essence, then all of the Principals existing claims for damages or other relief, if any, shall be restored and this Section 2.1 shall not otherwise be binding on the Principals. No separate instrument shall be required to evidence the general release contained in this Section 2.1. HALO covenants that it will make no claim against the Principals, directly or indirectly, arising out of any the subject matter released and discharged in this Section 2.1, excepting only for breach of this Agreement.

2.2.  General Release of Principal Claims. Except for the agreements, rights and
      -----------------------------------
      obligations set forth in this Agreement, and for good and valuable consideration as set forth herein, the adequacy of which is hereby acknowledged on Closing, each of the Principals acting individually and for each of their respective heirs, legal representatives and assigns, does hereby release and forever discharge HALO, from any and all manner of action and causes of action, suits, debts, dues, accounts, contracts, agreements, judgments, claims and demands whatever, whether in law or in equity, which now exist or may subsequently arise based on facts or circumstances in existence on the Closing Date of this Agreement; provided, further, however, that if NLR and the Principals fail to perform the obligations set forth under Sections 3.2 and 3.5, at the time specified in such Section, time being of the essence, then all the HALO existing claims for damages or other relief, if any, shall be restored and this Section 2.2 shall not otherwise be binding on HALO. No separate instrument shall be required to evidence the general release contained in this Section 2.2. Each of the Principal covenants that such Principal will make no claim against HALO, directly or indirectly, arising out of any subject matter released and discharged in this Section 2.2, excepting only for breach of this Agreement.

                          III.     Terms of Settlement
                                   -------------------

3.1. On the Closing Date, the Share Exchange Agreements between HALO and each of the Principals will be rescinded and the Principals will transfer and deliver their common shares of HALO to HALO and HALO will transfer and deliver common shares of NLR to the Principals.

3.2. The number of NLR common shares to be delivered to the Principals and the number of HALO common shares to be delivered to HALO are as follows:

                              NUMBER OF NLR  NUMBER OF HALO
      THE PRINCIPALS             SHARES          SHARES
      ----------------------  -------------  --------------
      Michael C. Woodman          3,300,000       3,300,000
      ----------------------  -------------  --------------
      Dean Mailey                 1,200,000       1,200,000
      ----------------------  -------------  --------------
      Marketworks Inc.              300,000         300,000
      ----------------------  -------------  --------------
      Benedict Partners Ltd.        612,500         612,500
      ----------------------  -------------  --------------
      Steven Greer                   40,000          40,000
      ----------------------  -------------  --------------

      ----------------------  -------------  --------------
      Total                       5,452,500       5,452,500
      ----------------------  -------------  --------------


3.3. HALO will make an offer to compromise and settle any and all potential claims as of the Closing Date that may be raised by the former shareholders  of  NLR listed in Exhibit B (the "NLR SHAREHOLDERS") to this
                                      ---------
      Agreement on substantially the same terms and conditions as this Agreement
      (the "NLR COMPROMISE AGREEMENTS"); provided that HALO shall only be required to make such offers to the NLR Shareholders that return an
      Investor  Questionnaire,  substantially  in  the form of Exhibit C to this
                                                               ---------
      Agreement, that is reasonably completed to HALO's satisfaction. For an Investor Questionnaire to be reasonably satisfactory to HALO, HALO must be satisfied that the representations provided by the NLR Shareholder in the Investor Questionnaire permit HALO to distribute the NLR shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), in the United States and an exemption from prospectus filings in British Columbia.

3.4. HALO will enter into compromise and settlement agreements with each NLR Shareholder that executes and delivers an NLR Compromise Agreement and transfer one share of NLR common stock for each share of HALO common stock tendered by the NLR Shareholder as set forth on Exhibit B.
                                                               ----------

3.5. In the event that an NLR Shareholder returns an Investor Questionnaire that is satisfactory to HALO but does not execute and deliver an NLR Compromise Agreement for any reason whatsoever or fails to tender shares of HALO's common stock, HALO will transfer one share of NLR common stock to that NLR Shareholder as set forth on Exhibit B.

3.6. In the event that (a) an NLR Shareholder does not return an Investor Questionnaire, or (b) the Investor Questionnaire is not satisfactory to HALO, HALO will transfer and deliver to NLR all of the NLR shares not distributed to any such NLR Shareholder as set forth on Exhibit B. After
                                                                ---------
      giving effect to the transactions set forth in Sections 3.1 to and including 3.6 of this Agreement, HALO shall have no ownership interest in or obligations to NLR whatsoever.

3.7. In the event that an NLR Shareholder that has not entered into an NLR Compromise Agreement requests his, her or its interests in the NLR shares of common stock, NLR will promptly reissue shares of NLR common stock to such NLR Shareholder in the amount set forth on Exhibit B.

3.8. The NLR Advances and any inter-company debt owed by NLR to HALO will be deemed null, void, compromised, settled and satisfied in all respects without recourse.

3.9.  The  Indemnification  Agreement  will  be  deemed null and void ab initio.

3.10. The  Consulting  Agreement  will  be  deemed  null  and  void  ab  initio.

3.11. The Employment Agreements will be deemed null and void in all respects effective as of the Closing Date and HALO will be liable for no amounts owing thereunder whatsoever, including, but not limited to, any expenses.

3.12. The Principals who are presently serving as directors or officers of HALO shall resign their respective positions on Closing of this Agreement.

3.13. The  Principal  Options  shall  be  cancelled,  null  and  void ab initio.

3.14. Any amount due and owing to any of the Principals from HALO as at the Closing Date shall be deemed to be nil and HALO will not be liable for any such amounts payable to the Principals whatsoever.

            IV.     Representations and Warranties of the Principals
                    ------------------------------------------------

4.1. The Principals severally represent and warrant to HALO as follows with respect to himself/herself/itself alone and not with respect to any other of the Principals. Each Principal acknowledges that HALO is relying upon such representations and warranties in connection with the transactions contemplated by this Agreement:

      4.1.1. the Principal has the legal capacity, power and authority to hold the HALO shares owned by him at the Time of Closing, to enter into this Agreement and to transfer the legal and beneficial title and ownership of the HALO shares to HALO free of all encumbrances;

      4.1.2. the Principal not been provided with any offering memorandum or similar disclosure document, including financial information, in respect of HALO or its subsidiary, NLRs current or proposed business activities;

      4.1.3. the Principal has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the common shares of NLR (the SECURITIES) and the Principal is able to bear the economic risk of loss of his/her/its entire investment;

      4.1.4. HALO has provided to the Principal the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and he/she/it has had access to such information concerning HALO and NLR as he/she/it has considered necessary or appropriate in connection with his/her/its investment decision to acquire the Securities;

      4.1.5. the Principal is acquiring the Securities for his/her/its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States or British Columbia securities laws;

      4.1.6. the Principal understands that the Securities have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements;

      4.1.7. the Principal understands that the Securities are being offered without a prospectus being filed with any securities commission in Canada and that the sale contemplated hereby is being made in reliance on an exemption from prospectus requirements in Canada;

      4.1.8. the Principal has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

      4.1.9. if the Principal decides to offer, sell or otherwise transfer any of the Securities, he/she/it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless:

                  (i)   the  sale  is  to  NLR;

                  (ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with applicable local laws and regulations;

                  (iii) the  sale  is  made  outside  of the Province of British
                        Columbia in a transaction meeting the requirements of Multi-Lateral Instrument 45-102 under Canadian securities law;

                  (iv) the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 there under and in accordance with any applicable state securities or "Blue Sky" laws; or

                  (v) the Securities are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to NLR an opinion of counsel reasonably satisfactory to NLR;

      4.1.10. the certificates representing the Securities will bear a legend stating that such Securities have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered for sale or sold unless registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

      4.1.11. the certificate representing the Securities will bear a legend stating that such Securities shall not be traded, unless permitted under securities legislation, until the earlier of
                  (i) the date that is 12 months and a day after the date the issuer first became a reporting issuer in any of Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec and Saskatchewan, if the issuer is a SEDAR filer; and (ii) the date that is 12 months and a day after the later of (A) the distribution date, and (B) the date the issuer become a reporting issuer in the local jurisdiction of the purchaser of the securities that are the subject of the trade; and

      4.1.12. the Principal understands and agrees that there may be material tax consequences to the undersigned of an acquisition or disposition of the Securities. HALO gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, Canadian, state, provincial, local or foreign tax law of the undersigned's acquisition or disposition of such Securities.

4.2 Each of Michael Woodman, Dean Mailey and Kathryn Williams represents and warrants to HALO as follows with respect to himself/herself/itself alone and not with respect to any other of the Principals. Each of Michael
      Woodman, Dean Mailey and Kathryn Williams acknowledges that HALO is relying upon such representations and warranties in connection with the transactions contemplated by this Agreement:

      4.2.1 HALO has not incurred any liabilities, claims, obligations, guarantees, or commitments on behalf of NLR or any of its subsidiary corporations other than the Employment Agreements, the Consulting Agreement; and agreements in connection with HALO's acquisition of shares in the common stock of FAR Group Inc.; and,

      4.2.2 Michael Woodman, Dean Mailey and Kathryn Williams have been represented by Dorsey & Whitney LLP in connection with this Agreement and the matters related hereto. Any fees, expenses or costs associated with such representation shall be the sole expense and obligation of Michael Woodman, Dean Mailey and Kathryn Williams.

                  V.     Representations and Warranties of HALO
                         --------------------------------------

5.1. HALO represents and warrants to the Principals as follows and acknowledges that the Principals are relying upon such representations and warranties in connection with the transactions contemplated by this Agreement:

      5.1.1. HALO is a corporation duly incorporated, organized and validly subsisting and in good standing under the laws of Utah.

      5.1.2. This Agreement has been duly authorized and approved by HALO and the Independent Director, and on Closing, will be ratified by a majority of the board of directors of HALO not including the Principals, and HALO has the full power and lawful authority to consummate its obligations and transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement.

      5.1.3. No prior permit, consent, approval, authorization or other order of or filing with any other person or entity (including, but not limited to, the SEC) is required in connection with the execution, delivery and performance by HALO of this Agreement, and the transactions contemplated by this Agreement will not result in the violation or breach of any term or provision of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or instrument to which HALO is a party or is bound. The transactions contemplated by this Agreement constitute the valid and binding obligations of HALO, enforceable against HALO in accordance with the terms of this Agreement.

      5.1.4. HALO has been represented by Leonard W. Burningham, Esq. as U.S. counsel, and DuMoulin & Boskovich, as special Canadian counsel, in connection with this Agreement and the matters related hereto. Any fees, expenses or costs associated with such representation shall be the sole expense and obligation of HALO.

                    VI.     Conditions of Closing and Closing
                            ---------------------------------

6.1.  HALO's  Conditions  to  Closing.  The  obligation  of HALO to complete the
      -------------------------------
      transactions contemplated in this Agreement is subject to the following terms and conditions for the exclusive benefit of HALO, to be fulfilled or performed at or prior to the Time of Closing or waived in whole or in part by HALO at its sole discretion without prejudice to any rights the Principals may otherwise have:

      6.1.1. HALO shall have received from the Principals signed Investor Questionnaires that are completed to the satisfaction of HALO;

      6.1.2. HALO shall have filed it Form 10KSB with audited financial statements for the year ended December 31, 2002, all of which have been certified in accordance with the SEC requirements by Michael C. Woodman, as principal executive officer, and Kathryn William, as principal financial officer;

      6.1.3.      The  Principals shall resign effective at the Time of Closing;

      6.1.4. Michael C. Woodman shall have caused his corporation, 637459 British Columbia Ltd. to tender at least 56,400 shares of the common stock of HALO in connection with the NLR Compromise
                  Agreement to be offered pursuant to Section 3.3 of this Agreement;

      6.1.5. The representations and warranties of the Principals contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time; and

      6.1.6. A majority of HALO's board of directors, not including the Principals, shall have ratified and approved this Agreement.

6.2.  Principals'  Conditions  to  Closing.  The obligation of the Principals to
      ------------------------------------
      complete the transactions contemplated in this Agreement is subject to the following terms and conditions for the exclusive benefit of the Principals, to be fulfilled or performed at or prior to the Time of Closing or waived in whole or in part by the Principals at their sole discretion without prejudice to any rights HALO may otherwise have:

      6.2.1. HALO shall have offers to the NLR Shareholders that return a satisfactorily completed Investor Questionnaire to enter into NLR Compromise Agreements;

      6.2.2. HALO shall have entered into NLR Compromise Agreements with each NLR Shareholders that have executed and delivered an NLR Compromise Agreement;

      6.2.3. The representations and warranties of HALO contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time; and

      6.2.4. Leonard W. Burningham, Esq. as U.S. counsel for HALO, shall have delivered an opinion letter in form and substance reasonably satisfactory to the Principals that

                  (a) HALO has the full power and lawful authority to consummate its obligations and transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement and (b) shareholder approval is not required for the transactions contemplated by this Agreement.

6.3.  Time  and  Place. Upon satisfaction or waiver of the conditions to closing
      ----------------
      set forth in Sections 6.1 and 6.2, the Closing will occur on the Closing Date at the Place of Closing. This Agreement shall become binding upon the exchange of executed copies thereof. The Parties may arrange for executed copies to be held in escrow prior to the exchange, so as to facilitate the exchange without the need for the presence of one or more of the Parties.


                            VII.     Change of Facts
                                     ---------------

7.1. Each of the parties hereto acknowledges that to the best of his, her or its personal knowledge and belief, the facts and circumstances as known to each under which this Agreement has been executed and entered into are true, accurate and complete in all material respects, and each party further acknowledges that such facts or circumstances may in the future prove to be different, and each assumes the risk of any such facts or circumstances proving to be otherwise than those understood at the time of the execution of this Agreement.

                                VIII.     General
                                          -------

8.1 The parties agree that in the event of any default hereunder by any party, the non-defaulting parties shall be entitled to recover reasonable attorney's fees and all costs incurred in enforcing the terms and provisions of this Agreement; further, each party designates the State of Utah in the United States as the forum state for any legal proceeding respecting this proceeding, and each party consents to jurisdiction in the State of Utah with respect to any such legal proceeding.

8.2 Except as may be otherwise expressly agreed between the parties in writing, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter and there are no oral statements, warranties, representations or other agreements between the parties in connection with the subject matter except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

8.3 The representations, warranties, covenants and agreements contained in this Agreement and in any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the Closing and shall continue in full force an defect notwithstanding any investigation made by any party to this Agreement.

8.4 No investigations made by or on behalf of HALO at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto. No investigations made by or on behalf of the Principals at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representations or warranties made herein or pursuant hereto.

8.5 All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. HALO shall not bear any legal, accounting or other costs incurred by the Principals.

8.6 Any notice or other communication required or permitted to be given hereunder shall be in writing and delivered or sent by overnight mail, overnight delivery or telefax and, if telefaxed, shall be deemed to have been received on the next business day following transmittal and acknowledgment of receipt by the recipient's telefax machine or if delivered by hand shall be deemed to have been received at the time it is delivered. Notices addressed to an individual shall be validly given if left on the premises indicated below. Notice of change of address shall also be governed by this Subsection 9.6 Notices shall be delivered or addressed as follows:


      If to HALO:           Health Anti-Aging Lifestyle Options Inc.
                            Attention:  Justin Harbord
                            210 - 580 Hornby Street
                            Vancouver, BC. V6C 3B6
                            Fax (604) 687-3496

      If to the Principals: Michael C. Woodman, Dean Mailey,
                            Kathryn Williams, and Stephen Greer
                            c/o  Dorsey  &  Whitney  LLP
                            #3400 - 1420 Fifth Avenue
                            Seattle, Washington 98101
                            Fax (206) 903-8820
                            Attention: Kenneth Sam, Esq.

      Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

8.7   Time  shall  be  of  the  essence  of  this  Agreement.

8.8 Each of the parties hereto agrees promptly to do, make, execute, deliver or cause to be done, made, executed or delivered at their own expense all such further acts, documents and things as the other party hereto may reasonably require for the purpose of giving effect to this Agreement whether before or after the Closing.

8.9 This Agreement is binding on and inures to the benefit of each of the parties and their respective heirs, personal representatives, successors and assigns and all of their past, present, and future principals, officers, directors, agents, and employees and their respective heirs and legal representatives. None of the parties may assign any rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

8.10 If any covenant, obligation or agreement of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by the law.

8.11 Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A facsimile signature of any party shall be considered to have the same binding legal effect as an original signature.


Health Anti-Aging Lifestyle Options Inc.

Per:
--------------------------------------
Justin Harbord, Director


--------------------------------------
Michael C. Woodman (aka Jesse Dylan)


--------------------------------------      ------------------------------------
Dean Mailey                                 Stephen Greer


--------------------------------------
Kathryn Williams

Marketworks Ltd.                            Benedict Partners Ltd.

Per:                                        Per:
--------------------------------------      ------------------------------------
Kathryn Williams                            Stephen Greer

Network Lifestyle Radio Corp.               HALO.tv, Inc.

Per:                                        Per:
--------------------------------------      ------------------------------------
Michael C. Woodman (aka Jesse Dylan)        Michael C. Woodman (aka Jesse Dylan)

                       Compromise and Settlement Agreement

                            Exhibit A - Stock Options


OPTIONEE            NUMBER OF OPTIONS  EXERCISE PRICE (USD)   EXPIRY DATE
-------------------------------------------------------------------------
Michael C. Woodman            275,000  $                1.00     02/28/07
Dean Mailey                   225,000  $                0.90     02/28/07
Kathryn Williams               75,000  $                0.90     02/28/07
Stephen Greer                 100,000  $                0.90     02/28/07

                       Compromise and Settlement Agreement

                          Exhibit B - NLR Shareholders

Name:                                      ADDRESS               # OF SHARES
-----------------------------------------------------------------------------

Archer Investments Inc.        No.2 Central Commercial Square        100,000
                               Alofi, Neui

Benko, Kenneth                 4032 Old German Town Rd                 2,000
                               Del Ray Beach, CA 93445

Bulow, Dr. Robert E.           303 Timberleaf Dr.                      7,500
                               Beavercreek, OH 45430

Carlson, Gene K. &             20605 Harrow Avenue                    12,500
Carlson, Carol J. JTTEN        Forest Lake, MN 55025

CCD Consulting                 Glockengasse 4                        650,000
Commerce Distribution AG       Postfach 1220
                               4001 Basel, Switzerland


Cellular Management Corp.      194 Saddlebow Rd.                      80,000
BNFT PP J.D. Rolfe TTEE        Bell Canyon, CA 91307

Christen, Thomas               84 Cane Vale, Crescent No. 2          650,000
                               Christ Church
                               Barbados, West Indies


Colee, Bob                     1000 Kubli Road                         4,000
                               Grant's Pass, OR 97527

Gatto, Kenneth & Nancy         2850 Margate Rd                         4,000
                               Columbus, OH

H.E. Capital S.A.              Casa del Sol, MJ19 Paseo Marino       100,000
                               Perla Marina, Sosua
                               Dominican Republic


                                      -14-

Name:                                      ADDRESS               # OF SHARES
-----------------------------------------------------------------------------

Hagen, Alison G.               330 Morganshire Place                  20,000
                               Atlanta, GA 30350

Hanshaw, Dr. Charles           155 E. Mill                            10,000
                               Springboro, OH 45066

Jem Holdings                   20355 Harrow Avenue North              15,000
                               Forest Lake, MN 55025

Peter Kosa                     313 Paddington Place                  816,600
                               Grand Cayman, Cayman Islands

Lahner, Ronald                 333 S. Seventh St. #2000               20,000
                               Minneapolis, MN 55402

Lichota, Derek                 3020 Riverside Trail                    5,000
                               Temple, TX 76502


Lynch, Dr. Francis             3031 Ridge Road                        12,500
                               North Haven, CT 06473

Lytle, Patrick                 8479 London Ct                          7,500
                               Springboro, OH 45066

Mediasoft Group Inc.           ATC Trustees BVI Ltd.                 400,000
                               Box 933 Abbott Bld. FL 2
                               RD TWN Tortola BVI


Milder, Larry                  2995 Tower Hill Road                    2,000
                               Saunderstown RI

Ming Capital Enterprises Ltd.  Shirley House, 50 Shirley Street      650,000
                               PO Box N-7755
                               Nassau, Bahamas

Mixon III, John Austin         PO Box 493                              3,200
                               Simonton, TX 77476

Moeykins, Cynthia A.           58 S. Plum Crest Circle                 9,600
                               The Woodlands, TX 77382

Nelson, Rich                   20525 Harrow Avenue                     5,000
                               Forest Lake, MN 55025

Omega Corporation              Suite 13, First Floor                 100,000
                               Olizji Trade Center
                               Francis Rachel Street
                               Victoria, Mahe
                               Republic of Seychelles


                                      -15-

Name:                                      ADDRESS               # OF SHARES
-----------------------------------------------------------------------------

Onyx Capital Corp              60 Market Square                      100,000
                               Belize City, Belize

Oxman, Dr. Mark                10417 Stream Park Ct                    7,500
                               Dayton, OH 45458-9569

Partner Marketing AG           Landweg 1                             650,000
                               6052 Hergiswil, Switzerland

Postma, Ann                    20355 Harrow Avenue                   175,333
                               Forest Lake, MN 55025

Reid, Kevin                    1259 Timberwyk                         10,000
                               Dayton, OH 45458

Roddy, James C.                125 Bramblebush Trail                  12,500
                               Beavercreek, OH 45440

Rowland, Keith                 1455 Amundson Dr.                      18,000
                               Stillwater, MN 55082

Ruff, Dr. Thomas               1245 Peachcreek Rd.                     7,500
                               Dayton,.OH 45458

Runck, Ronald                  1421 Coon Rapids Blvd                  10,000
                               Coon Rapids, MN  55433

Seloz Gestion & Finance SA     1, Rue Hugo-de-Senger                 650,000
                               1211 Geneva 4, Switzerland

Turf Holding Inc.              Oakbridge House, 6 West Hill St.      575,000
                               Nassau, Bahamas


Vanblaridum, Jeffery           69223 Crooked Horseshore Road          12,000
                               Sisters, OR 97759

Volarich, Drs. David & Susan   1600 S. Hanley Road, #200               4,000
                               Saint Louis, MO 63144

Whipple, Tim                   9615 Bridlewood Trail                   5,000
                               Dayton, OH 45458

Woodman, Carol                 1937 Ash Street                        20,000
                               Point Roberts, WA 98281

637459 British Columbia Ltd.   4862 Northwood Place                  218,400
                               West Vancouver, BC V7S 3C4

                               GRAND TOTAL                         6,161,633

                       Compromise and Settlement Agreement

                       Exhibit C - Investor Questionnaire

With the understanding that the purpose of this Questionnaire is to determine whether the Undersigned shall be entitled to receive shares of Network Lifestyle Radio Corp. ("NLR") from Health Anti-Aging Lifestyle Options Inc. ("HALO"), the Undersigned represents and warrants to HALO that:

          STATEMENT #1 - THE UNDERSIGNED SATISFIES ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" ON THE APPROPRIATE LINES):

               Category 1. An organization described in Section 501(c)(3) of the
          ----
          United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring common shares of Network Lifestyle Radio Corp. (the "Securities"), with total assets in excess of US$5,000,000;

               Category 2. A natural person whose individual net worth, or joint
          ----
          net worth with that person's spouse, at the date hereof exceeds US$1,000,000;

               Category  3.  A  natural  person  who had an individual income in
          ----
          excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               Category  4.  A  trust  that  (a)  has  total assets in excess of
          ----
          US$5,000,000, (b) was not formed for the specific purpose of acquiring the Securities and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities;

               Category  5. A director or executive officer of Network Lifestyle
          ----
          Radio  Corp.  ("NLR");

               Category  6.  An entity in which all of the equity owners satisfy
          ----
          the  requirements  of  one  or  more  of  Category  1-5;

               Category  7.  Is  a  person,  either  alone  or  with the aid and
          ----
          assistance of a purchaser representative(s), has such knowledge and experience in financial and business matters, education, employment or other factors to be capable of evaluating the merits and risks of the prospective investment, when the issuer reasonably believes immediately prior to making a sale that such purchaser comes within this description - If you marked an "X" for Category 7, please complete the following:

          --------------------------------------------------  ------------------
          Do  you  need  a personal representative to assist
          you  in  an  evaluation of the risks and merits of   [ ] Yes  [ ] No
          the  prospective  investment?
          --------------------------------------------------  ------------------

               Category 8. he/she/it does not satisfy any of the above indicated
          ----
          Categories  1-7.

--------------------------------------------------------------------------------
STATEMENT #2 - THE UNDERSIGNED SATISFIES ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" ON THE APPROPRIATE LINES AND COMPLETE THE REQUISITE INFORMATION WHERE THE "X" IS MARKED):
--------------------------------------------------------------------------------

               Category  9.  he/she  is  a  director,  senior officer or control
          ----
          person  of  the  NLR,  or  an  affiliate  of  NLR;

               Category  10.  he/she  is a spouse, parent, grandparent, brother,
          ----
          sister or child of a director, senior officer or control person of NLR named below, or of an affiliate of NLR

                  Name of director, senior officer or control person:

                  --------------------------------------------------

                  Specify relationship:

                  --------------------------------------------------

               Category  11.  he/she  is  a close personal friend of a director,
          ----
          senior officer or control person of NLR, or of an affiliate of NLR and has known the person named below, directly, for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the person named below (Refer to Note 1 below):

                  Name of director, senior officer or control person:

                  --------------------------------------------------

               Category  12. he/she is a close business associate of a director,
          ----
          senior officer or control person of NLR, or of an affiliate of the NLR, named below (Refer to Note 1 below):

                  Name of director, senior officer or control person:

                  --------------------------------------------------

               Category  13.  a  person  or  company that is wholly-owned by any
          ----
          combination of persons or companies described in Categories 9-12 above;

               Category  14.  an  individual who, either alone or jointly with a
          ----
          spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN $1,000,000;

               Category 15. an individual whose net income before taxes exceeded
          ----
          CDN $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CDN $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

               Category  16.  a  corporation.  limited  partnership,  limited
          ----
          liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least
          CDN$5,000,000 as shown on its most recently prepared financial statements;

               Category  17.  a person or company in respect of which all of the
          ----
          owners of interests, direct or indirect, legal or beneficial are persons or companies that are described in Categories 14-16 above;

               Category  18.  he/she/it  does  not  satisfy  any  of  the  above
          ----
          indicated  Categories  9-17.


Dated this       day of February 2003.
           ------


                                      ------------------------------------------
                                      (Print Name)


                                      ------------------------------------------
                                      (Residential Address)


                                      ------------------------------------------
                                      (City, State/Province, Zip/Postal Code)


                                      ------------------------------------------
                                      (Signature)


                                      ------------------------------------------
                                      If  Corporation  or  other  entity,
                                      print name of signatory  and  title


---------------------------------------------------------------------------

     Note 1: An individual in not a close personal friend solely because the individual is a member of the same organization, associate or religious group.

     A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate.

     An individual is not a close personal friend or close business associate solely because the individual is a client or former client.

     The relationship between the purchaser and the director, senior officer or control person must be direct. For example, a close personal friend of a close personal friend does not qualify for this category. Nor does a close business associate of a close business associate qualify for this category.